EXHIBIT 4.2
REGISTRATION RIGHTS AGREEMENT
by and among
Graphic Packaging International, Inc.
Graphic Packaging Corporation
Graphic Packaging Holding Company
Bluegrass Container Canada Holdings, LLC
Bluegrass Flexible Packaging Company, LLC
Bluegrass Label Company, LLC
Bluegrass Multiwall Bag Company, LLC
Field Container Queretaro (USA), L.L.C.
Handschy Holdings, LLC
Handschy Industries, LLC
Riverdale Industries, LLC
and
Banc of America Securities LLC
Dated as of August 20, 2009

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of August 20, 2009, by and among Graphic Packaging International, Inc., a Delaware corporation (the “Company”), Graphic Packaging Corporation, Graphic Packaging Holding Company Bluegrass Container Canada Holdings, LLC, Bluegrass Flexible Packaging Company, LLC, Bluegrass Labels Company, LLC, Bluegrass Multiwall Bag Company, LLC, Field Container Queretaro (USA), LLC, Handschy Holdings, LLC, Handschy Industries, LLC, Riverdale Industries, LLC (collectively, the “Guarantors”), and Banc of America Securities LLC (the “Initial Purchaser”), who has agreed to purchase $180,000,000 aggregate principal amount of the Company’s 9.50% Senior Notes due 2017 (the “Notes”) fully and unconditionally guaranteed by the Guarantor (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Notes and the Guarantees subject to the Purchase Agreement are herein collectively referred to as the “Securities.”
     This Agreement is made pursuant to the Purchase Agreement, dated August 13, 2009 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchaser (i) for the benefit of the Initial Purchaser and (ii) for the benefit of the holders from time to time of Transfer Restricted Securities, including the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 5(h) of the Purchase Agreement.
     The parties hereby agree as follows:
          SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
     Additional Interest: As defined in Section 5 hereof.
     Advice: As defined in Section 6(c) hereof.
     Agreement: As defined in the preamble hereto.
     Broker-Dealer: Any broker or dealer registered under the Exchange Act.
     Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
     Closing Date: The date of this Agreement.
     Commission: The Securities and Exchange Commission.
     Company: As defined in the preamble hereto.

     Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Note Registrar (as defined in the Indenture) under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities that were tendered by holders thereof pursuant to the Exchange Offer.
     Exchange Act: The Securities Exchange Act of 1934, as amended.
     Exchange Date: April 15, 2010.
     Exchange Offer: The registration by the Company and the Guarantors under the Securities Act of the Exchange Securities pursuant to the Exchange Offer Registration Statement pursuant to which the Company and the Guarantors offer both (i) the Holders of all outstanding Transfer Restricted Securities and (ii) the holders of all outstanding Transfer Restricted Existing 2017 Securities the opportunity to exchange all such securities held by such holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities, as applicable, tendered in such exchange offer by such holders.
     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
     Exchange Securities: The 9.50% Senior Notes due 2017 and the related Guarantees, of the same series under the Indenture as the Transfer Restricted Securities, to be issued to holders in exchange for Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities, as applicable, pursuant to this Agreement.
     Existing 2017 Securities: The Company’s 9.50% Senior Notes due 2017 and the related guarantees, issued on June 16, 2009 under the Indenture.
     Filing Date: February 15, 2010.
     FINRA: Financial Industry Regulatory Authority, Inc.
     Freely Tradable: Means, with respect to a Security (or an Existing 2017 Security), a Security (or Existing 2017 Security) that at any time of determination (i) may be sold to the public in accordance with Rule 144 under the Securities Act (“Rule 144”) by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144, so long as such holding period requirement is satisfied at such time of determination), (ii) does not bear any restrictive legends relating to the Securities Act and (iii) bears an unrestricted CUSIP number.

     Guarantees: As defined in the preamble hereto.
     Guarantors: As defined in the preamble hereto.
     Holders: As defined in Section 2(b) hereof.
     Indemnified Holder: As defined in Section 8(a) hereof.
     Indenture: The Indenture, dated as of June 16, 2009, as supplemented by a supplemental indenture dated as of August 20, 2009, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Existing 2017 Securities were issued on June 16, 2009 and the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
     Initial Purchaser: As defined in the preamble hereto.
     Initial Placement: The issuance and sale by the Company of the Securities to the Initial Purchaser pursuant to the Purchase Agreement.
     Interest Payment Date: As defined in the Indenture and the Securities.
     Initial Securities: The Securities issued and sold by the Company to the Initial Purchaser pursuant to the Purchase Agreement on the Closing Date.
     Notes: As defined in the preamble hereto.
     Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     Purchase Agreement: As defined in the preamble hereto.
     Registration Default: As defined in Section 5 hereof.
     Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities, if applicable, pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
     Securities: As defined in the preamble hereto.
     Securities Act: The Securities Act of 1933, as amended.

     Shelf Filing Deadline: As defined in Section 4(a) hereof.
     Shelf Registration Statement: As defined in Section 4(a) hereof.
     Transfer Restricted Existing 2017 Securities: The Existing 2017 Securities; provided that the Existing 2017 Securities shall cease to be Transfer Restricted Existing 2017 Securities on the earliest to occur of (i) the date on which a registration statement with respect to such Existing 2017 Securities has become effective under the Securities Act and such Existing 2017 Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) the date on which such securities cease to be outstanding or (iii) the date on which such securities are Freely Tradable.
     Transfer Restricted Securities: The Securities; provided that the Securities shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) the date on which such Securities cease to be outstanding or (iii) the date on which such Securities are Freely Tradable.
     Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
          SECTION 2. Securities Subject to this Agreement.
     (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.
     (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
          SECTION 3. Registered Exchange Offer.
     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, each of the Company and the Guarantors shall (i) use its reasonable best efforts to cause to be filed with the Commission, the Exchange Offer Registration Statement no later than the Filing Date, (ii) use its reasonable best efforts to cause such Registration Statement to become effective, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. Each of the Company and the Guarantors shall use its reasonable best efforts to Consummate the Exchange Offer no later than the Exchange Date. The Exchange Offer Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.
     (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date on which notice of the Exchange Offer is mailed to the Holders and the holders of the Transfer Restricted Existing 2017 Securities. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities and the Existing 2017 Securities shall be included in the Exchange Offer Registration Statement.
     (c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities acquired directly from the Company), may exchange such Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities held by any such Broker-Dealer except to the extent required by the Commission.
     Each of the Company and the Guarantors shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that the Exchange Offer Registration Statement conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

     The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
     Notwithstanding anything in this Section 3 to the contrary, the requirement to file the Exchange Offer Registration Statement and the requirement to Consummate the Exchange Offer shall terminate at such time as all the Securities are Freely Tradable.
          SECTION 4. Shelf Registration.
     (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated on or prior to the Exchange Date or (iii) prior to the Exchange Date: (A) the Initial Purchaser requests from the Company with respect to Transfer Restricted Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer, (B) with respect to any Holder of Transfer Restricted Securities, such Holder notifies the Company that (x) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (y) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (z) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Company or one of its affiliates or (C) in the case of the Initial Purchaser, the Initial Purchaser notifies the Company it will not receive Freely Tradable Exchange Securities in exchange for Transfer Restricted Securities constituting any portion of the Initial Purchaser’s unsold allotment, the Company and the Guarantors shall
     (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities the Holders or holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
     (y) use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the earlier of (A) 90th day after the date such obligation to file the Shelf Registration Statement arises or (B) the Exchange Date (or if such day is not a Business Day, the next succeeding Business Day) (the “Shelf Filing Deadline”).
     Each of the Company and the Guarantors shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities by the holders of such securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the expiration of the one-year period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act (or shorter period that will terminate when all the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement); provided that the Company may for a period of up to 60 days in any 12-month period determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Shelf Registration Statement. Notwithstanding anything to the contrary in this Section 4(a), the requirements to file a Shelf Registration Statement and to have such Shelf Registration Statement become effective and remain effective shall terminate at such time as all of the Securities are Freely Tradable.
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No holder of Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities may include any of its securities in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each holder on behalf of which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.
          SECTION 5. Additional Interest. If (i) the Exchange Offer Registration Statement has not been filed on or prior to the Filing Date (or has been filed without including all outstanding Transfer Restricted Existing 2017 Securities), (ii) the Exchange Offer has not been Consummated on or prior to the Exchange Date (or has been Consummated without exchanging all tendered Transfer Restricted Existing 2017 Securities), (iii) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission on or prior to the Shelf Filing Deadline (or has not included all Transfer Restricted Existing 2017 Notes that made a request to be included in a Shelf Registration Statement) or (iv) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period (such increase, “Additional Interest”), but in no event shall such increase exceed 1.00% per annum. At the earlier of (i) the cure of all Registration Defaults relating to the particular Transfer Restricted Securities and the Transfer Restricted Existing 2017 Securities or (ii) all Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities have become Freely Tradable, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.
     All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such Security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.
          SECTION 6. Registration Procedures.
     (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:
     (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.
     (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities (and each holder of Transfer Restricted Existing 2017 Securities) shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation

(available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Company.
     (b) Shelf Registration Statement. If required pursuant to Section 4 hereof, in connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities in accordance with the intended method or methods of distribution thereof.
     (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities by Broker-Dealers), each of the Company and the Guarantors shall:
     (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable); upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
     (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities and

Transfer Restricted Existing 2017 Securities covered by such Registration Statement have been sold or are Freely Tradable; cause the Prospectus to be supplemented by any required Prospectus supplement, and cause such supplement to be filed pursuant to Rule 424 under the Securities Act, and comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) advise the underwriter(s), if any, and selling Holders promptly (and selling holders of Transfer Restricted Existing 2017 Securities) and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities or the Transfer Restricted Existing 2017 Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities under state securities or blue sky laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;
     (iv) furnish without charge to each selling Holder named in any Shelf Registration Statement (and each selling holder of Transfer Restricted Existing 2017 Securities), and each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement), which documents will be subject to the review and comment of such Holders (and such holders of Transfer Restricted Existing 2017 Securities) and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which any Holder of Transfer

Restricted Securities (or any holder of Transfer Restricted Existing 2017 Securities) covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). Such objection, if any, shall be deemed to be reasonable if such Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;
     (v) make available at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Shelf Registration Statement and any attorney or accountant retained by any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder (or holder of Transfer Restricted Existing 2017 Securities), underwriter, attorney or accountant in connection with such Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any, provided, however, that the foregoing inspection shall be coordinated on behalf of such holders, by one counsel designated by the holders of a majority in principal amount of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities covered by such Shelf Registration Statement; provided, further, however, that the conduct of the foregoing inspection shall be subject to the execution by all persons party to such inspection of a reasonable confidentiality undertaking in customary form with respect to confidential and proprietary information of the Company;
     (vi) if requested by any selling Holders (or selling holders of Transfer Restricted Existing 2017 Securities) or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders (or selling holders of Transfer Restricted Securities Existing 2017 Securities) and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities, information with respect to the principal amount of Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;
     (vii) cause the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

     (viii) furnish to the Initial Purchaser, each selling Holder (and each selling holder of Transfer Restricted Existing 2017 Securities) and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
     (ix) deliver to each selling Holder (and each selling holder of Transfer Restricted Existing 2017 Securities) and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders, each of the selling holders of Transfer Restricted Existing 2017 Securities and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities covered by the Prospectus or any amendment or supplement thereto;
     (x) enter into such agreements (including, if requested by the Holders of Securities representing at least 25% in aggregate principal amount of Transfer Restricted Securities then outstanding, an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Holder of Transfer Restricted Securities covered by such Registration Statement or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:
     (A) furnish to each selling Holder, each of the selling holders of Transfer Restricted Existing 2017 Securities and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:
     (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i) and (ii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;
     (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Shelf Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Shelf Registration Statement, at the time such Shelf Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and
     (3) subject to the receipt of appropriate documentation as contemplated, and only if permitted by, Statement of Auditing Standards No. 72 (or any successor standard), a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;
     (B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and
     (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

     If at any time after a Shelf Registration Statement has been filed the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(x)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the underwriter(s), if any, and each selling Holder and each selling holder of Transfer Restricted Existing 2017 Securities promptly and, if requested by such Persons, shall confirm such advice in writing;
     (xi) prior to any public offering of Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities, cooperate with the selling Holders, the selling holders of Transfer Restricted Existing 2017 Securities, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders, the selling holders of Transfer Restricted Existing 2017 Securities or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;
     (xii) issue, upon the request of any holder of Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities held by such holder shall be surrendered to the Company for cancellation;
     (xiii) unless the Securities and the Existing 2017 Securities are in book-entry form, cooperate with the selling Holders, the selling holders of Transfer Restricted Existing 2017 Securities and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities and the Transfer Restricted Existing 2017 Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities made by such holders or underwriter(s);
     (xiv) use its reasonable best efforts to cause the Transfer Restricted Securities and the Transfer Restricted Existing 2017 Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities and such Transfer Restricted Existing 2017 Securities, subject to the proviso contained in Section 6(c)(xii) hereof;
     (xv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities and Transfer Restricted Existing 2017 Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;
     (xvi) provide a CUSIP number for all Securities and the Existing 2017 Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such securities are eligible for deposit with the Depository Trust Company;
     (xvii) cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;
     (xviii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities or Transfer Restricted Existing 2017 Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;
     (xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities and the holders of the Existing 2017 Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;
     (xx) cause all securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any; and
     (xxi) if not otherwise available on the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) or similar system, provide promptly to each Holder and each holder of Transfer Restricted Existing 2017 Securities upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.
     Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.
          SECTION 7. Registration Expenses.
     (a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement shall be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchaser or Holder with the FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities and the holders of Transfer Restricted Existing 2017 Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     Each of the Company and the Guarantors shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.
     (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities and the holders of Transfer Restricted Existing 2017 Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel llp or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
          SECTION 8. Indemnification.
     (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein, in light of the circumstances under which they were made, a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.
     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement to the extent the Company or the Guarantors are not materially prejudiced as a proximate result of such failure. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.
     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.
     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.
          SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
          SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
          SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.
          SECTION 12. Miscellaneous.
     (a) Remedies. Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person other than (i) the Persons granted registration rights pursuant to the registration rights agreement dated as of July 9, 2007, by and among New Giant Corporation, the persons listed on Schedule I thereto as family stockholders, any of the persons listed on Schedule I thereto as “Astros Stockholders,” Clayton, Dubilier & Rice Fund V Limited Partnership, EXOR Group S.A., TPG Bluegrass IV, L.P., TPG Bluegrass IV, Inc., TPG Bluegrass IV — AIV 2, L.P., TPG Bluegrass V. L.P., TPG Bluegrass V, Inc., TPB Bluegrass V — AIV 2, L.P., BCH Management, LLC, TPG FOF V — A, L.P. and TPG FOF V — B., L.P and (ii) the Persons granted registration rights pursuant to the registration rights agreement dated as of June 16, 2009 by and among the Company, the Guarantors and Banc of America Securities LLC, as a representative of several initial purchasers listed on Schedule A to the purchase agreement dated June 2, 2009 for the Existing 2017 Securities. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

     (c) Adjustments Affecting the Securities. The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of then outstanding Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     if to the Company:
Graphic Packaging International, Inc.
814 Livingston Court
Marietta, GA 30067
Facsimile: (770) 644-2923
Attention: W. Scott Wenhold
     With a copy to:
Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Facsimile: (404) 881-7777
Attention: William Scott Ortwein, Esq.
                  Justin R. Howard, Esq.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.
     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRAPHIC PACKAGING INTERNATIONAL, INC.
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

GRAPHIC PACKAGING CORPORATION
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

GRAPHIC PACKAGING HOLDING COMPANY
By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

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BLUEGRASS CONTAINER CANADA HOLDINGS,
     LLC
BLUEGRASS FLEXIBLE PACKAGING COMPANY,
     LLC
BLUEGRASS LABELS COMPANY, LLC
BLUEGRASS MULTIWALL BAG COMPANY, LLC
FIELD CONTAINER QUERETARO (USA), L.L.C.
HANDSCHY HOLDINGS, LLC
HANDSCHY INDUSTRIES, LLC
RIVERDALE INDUSTRIES, LLC

By:	/s/ Daniel J. Blount
	Name:	Daniel J. Blount
	Title:	Sr. Vice President & CFO

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     The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

BANC OF AMERICA SECURITIES LLC
By:	/s/ William H. Pegler, Jr.
	Name:	William H. Pegler, Jr.
	Title:	Principal

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